NEWS RELEASE	220 Liberty Street
For Immediate Release	Warsaw, NY 14569

FINANCIAL INSTITUTIONS, INC. REPORTS NET INCOME AND EARNINGS PER SHARE
FOR 2013 AT HIGHEST LEVEL IN OVER A DECADE

WARSAW, N.Y., January 29, 2014 – Financial Institutions, Inc. (the “Company”) (Nasdaq: FISI), the parent company of Five Star Bank, today reported financial results for the fourth quarter and year ended December 31, 2013.

Net income for the fourth quarter 2013 was $6.4 million, compared to $6.2 million for the third quarter 2013. After preferred dividends, fourth quarter 2013 net income available to common shareholders was $6.0 million or $0.43 per diluted share compared with $5.8 million or $0.42 per share for third quarter 2013.

For the full year of 2013, the Company earned net income of $25.5 million, compared to $23.4 million for the full year of 2012. Net income available to common shareholders was $24.1 million or $1.75 per diluted share for the full year of 2013. This compares to net income available to common shareholders of $22.0 million or $1.60 per diluted share for the full year of 2012.

Fourth Quarter 2013 highlights:

•	Net income available to common shareholders was $6.0 million, or $0.43 per diluted share, compared to $5.8 million, or $0.42 per diluted share, in the third quarter

•	Net interest income increased 3% relative to the third quarter as average loans grew $45.1 million or 3%

•	Common and tangible book value per share increased to $17.17 and $13.56, respectively, at December 31, 2013

•	Continued strong quarterly performance with a return on average common equity of 10.15% and return on average tangible common equity of 12.90%

•	Capital ratios remain strong with total risk-based capital of 12.08%

•	Declared a quarterly cash dividend of $0.19 per outstanding common share, representing a 3.0% dividend yield as of December 31, 2013 and a return of 43% of fourth quarter net income to common shareholders

Full Year 2013 highlights:

•	Grew total loans $129.8 million or 8% in 2013 over the prior year

•	Total deposits in 2013 increased $58.3 million or 3% from the end of the prior year

•	Reached the Company’s highest level of year end interest-earning assets of $2.7 billion

•	Increased net interest income by $3.1 million or 3%, reflecting a 10% increase in average total loans and 8% increase in average interest-bearing deposits

•	Increased quarterly cash dividend twice during 2013, resulting in a 30% increase in dividends declared in 2013 over the prior year

“We are pleased with the quality of our performance in 2013, especially in light of the challenging interest-rate environment,” said Martin K. Birmingham, the Company’s President and Chief Executive Officer.  “We maintained solid returns despite industry-wide declines in net interest margin that continued to be impacted by historically low interest rates. Our results exhibit another year of meaningful loan and deposit growth, with annual organic loan and deposit growth rates of 9% and 5%, respectively, in 2013 after increases of 11% and 4%, respectively, in 2012.”

Birmingham concluded, “Our 2013 performance reflects the continued benefits from strategic investments in people, products and services, as well as the advantages gained from the expanded geographic footprint developed over the past several years. We remain committed to delivering shareholder value by leveraging opportunities within existing markets, including strengthening our positions in Buffalo and Rochester.”

Net Interest Income and Net Interest Margin

Net interest income was $23.4 million in the fourth quarter 2013, compared to $22.8 million in the third quarter 2013. The increase resulted from a $72.5 million increase in average earning assets during the fourth quarter 2013, partially offset by a decrease in the net interest margin to 3.61% in the fourth quarter 2013 from 3.62% in the third quarter 2013.

For the year ended December 31, 2013, net interest income rose 3% to $91.6 million from $88.5 million in 2012 as a result of a $288.7 million or 13% increase in average earning assets, largely offset by a 31 basis point narrowing of the net interest margin to 3.64% in 2013 from 3.95% in 2012.

Noninterest Income

Noninterest income was $5.7 million for the fourth quarter 2013 compared to $6.2 million in the third quarter 2013. The decrease in noninterest income was the result of a $142 thousand loss from the disposal of other assets combined with decreases of $217 thousand in service charges on deposit accounts and $140 thousand in broker-dealer fees and commissions, partially offset by a $113 thousand increase in other noninterest income.

Noninterest income totaled $24.8 million for the full year 2013 and 2012, as increases in service charges on deposits, ATM and debit card income, broker-dealer fees and commissions, other noninterest income and a decrease in losses from the disposal of other assets were partially offset by lower income from net securities transactions, company owned life insurance income and mortgage banking revenue. Income from sales of investment securities, net of other-than-temporary impairment charges, totaled $1.2 million in 2013 compared to $2.6 million in 2012.

Noninterest Expense

Noninterest expense was $17.4 million for the fourth quarter 2013 compared to $17.0 million in the third quarter 2013. The increase in noninterest expense was primarily the result of a $178 thousand increase in professional service fees and a $244 thousand increase in occupancy and equipment expense.

Noninterest expense for the full year 2013 totaled $69.4 million compared to $71.4 million in the prior year. The full year 2012 included $3.0 million of noninterest expense related to the branch acquisitions and $2.6 million incurred in association with the retirement of the Company’s former CEO. There were no material expenses related to these transactions during the fourth quarter of 2012.

Balance Sheet and Capital Management

Total assets were $2.93 billion at December 31, 2013, up $61.1 million from $2.87 billion at September 30, 2013 and up $164.8 million from $2.76 billion at December 31, 2012. The increase in total assets is primarily attributable to increases in total loans and investment securities resulting from organic growth activities, including the Company’s successful “Made For You” customer-centric marketing initiatives.

Total loans were $1.84 billion at December 31, 2013, up $54.5 million or 3% from September 30, 2013 and up $129.8 million or 8% from December 31, 2012. The increase in loans was attributable to organic growth, primarily in the commercial, home equity and consumer indirect loan categories. Total investment securities were $859.2 million at December 31, 2013, up $29.9 million or 4% from the end of the prior quarter and up $17.5 million or 2% compared with the end of 2012.

Total deposits were $2.32 billion at December 31, 2013, a decrease of $94.1 million from the end of the prior quarter and an increase of $58.3 million compared with the end of 2012. The decrease from the prior quarter is mainly due to seasonal outflows of municipal deposits, while the year over year increase is largely attributable to successful business development efforts, particularly for branch offices acquired in 2012. Public deposit balances represented 23% of total deposits at December 31, 2013, compared to 25% at September 30, 2013 and 20% at December 31, 2012.

Short-term borrowings were $337.0 million at December 31, 2013, up $148.9 million from September 30, 2013 and up $157.2 million from December 31, 2012. The increase in short-term borrowings was primarily due to increases in short-term FHLB advances, which were used to supplement deposits in funding loan growth.

Shareholders’ equity was $254.8 million at December 31, 2013, compared with $247.8 million at September 30, 2013 and $253.9 million at December 31, 2012. Accumulated other comprehensive loss included in shareholders’ equity decreased $3.1 million during the fourth quarter 2013 due primarily to a decrease in the amounts reported in accumulated other comprehensive loss related to the Company’s pension and post-retirement benefit plans.

During the fourth quarter 2013, the Company declared a common stock dividend of $0.19 per common share, consistent with the prior quarter and up $0.03 per share from the fourth quarter 2012. The fourth quarter 2013 dividend returned 43% of fourth quarter net income to common shareholders.

The Company’s leverage ratio was 7.63% at December 31, 2013, compared to 7.68% and 7.71% at September 30, 2013 and December 31, 2012, respectively. The capital ratios decreased slightly from the prior quarter and the fourth quarter of 2012 due to asset growth offsetting an increase in retained earnings. Common book value and tangible common book value were $17.17 per share and $13.56 per share, respectively, at year end compared to $16.69 per share and $13.06 per share, respectively, at September 30, 2013 and $17.15 per share and $13.49 per share, respectively, at December 31, 2012.

Credit Quality

Non-performing loans were $16.6 million or 0.91% of total loans at December 31, 2013, as compared with $10.3 million or 0.58% of total loans at September 30, 2013, and $9.1 million or 0.53% of total loans at December 31, 2012.

The increase in non-performing loans was primarily due to a single commercial mortgage loan with a principal balance of $6.9 million at December 31, 2013. This loan was modified as a troubled debt restructuring and placed on nonaccrual status during the fourth quarter 2013. The Company had internally downgraded the loan to substandard status from special mention during the third quarter 2013. The loan, which is secured by income property and guaranteed by owners, was current per the terms of the restructured loan agreement as of December 31, 2013.

Net loan charge-offs increased to $2.4 million in the fourth quarter 2013 from $1.7 million in the third quarter 2013. The increase in net loan charge-offs in the fourth quarter 2013 was primarily related to the single commercial mortgage loan referenced above. The provision for loan losses was $2.4 million in the fourth quarter 2013, compared to $2.8 million in the third quarter 2013.

Net charge-offs of $7.1 million for the full year 2013 represented 0.40% of average loans on an annualized basis compared to $5.7 million or 0.36% for the full year 2012. The provision for loan losses for the full year 2013 increased $2.0 million from the prior year and exceeded net charge-offs by $2.0 million as the Company continues to maintain the allowance for loan losses consistent with the growth in its loan portfolio and trends in asset quality.

The allowance for loan losses was $26.7 million at December 31, 2013 and September 30, 2013, compared with $24.7 million at December 31, 2012. The ratio of the allowance for loan losses to total loans was 1.46% at December 31, 2013, compared with 1.50% at September 30, 2013 and 1.45% at December 31, 2012.

About Financial Institutions, Inc.

Financial Institutions, Inc. provides diversified financial services through its subsidiary, Five Star Bank. Five Star Bank provides a wide range of consumer and commercial banking services to individuals, municipalities and businesses through a network of over 50 offices and more than 60 ATMs throughout Western and Central New York State. Financial Institutions, Inc. and its subsidiary employs over 600 individuals. The Company’s stock is listed on the Nasdaq Global Select Market under the symbol FISI and is a member of the NASDAQ OMX ABA Community Bank Index. Additional information is available at the Company’s website: www.fiiwarsaw.com.

Non-GAAP Financial Information

This news release contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company believes that non-GAAP financial measures provide a meaningful comparison of the underlying operational performance of the Company, and facilitate investors’ assessments of its business and performance trends in comparison to others in the financial services industry. In addition, the Company believes the exclusion of these non-operating items enables management to perform a more effective evaluation and comparison of the Company’s results and to assess performance in relation to the company’s ongoing operations. These disclosures should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Where non-GAAP disclosures are used in this news release, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in Appendix A to this document.

Safe Harbor Statement

This press release may contain forward-looking statements as defined by federal securities laws. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Actual results could differ materially from current beliefs or projections. There are a number of important factors that could affect the Company’s forward-looking statements, which include its ability to implement its strategic plan, its ability to redeploy investment assets into loan assets, whether it experiences greater credit losses than expected, the impact of the current management transition, the attitudes and preferences of its customers, its ability to successfully integrate recently acquired bank branches and profitably operate newly opened bank branches, the competitive environment, fluctuations in the fair value of securities in its investment portfolio, changes in the regulatory environment and general economic and credit market conditions nationally and regionally. For more information about these factors and other factors that could affect the Company’s forward-looking statements, please see the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q on file with the SEC. All of these factors should be carefully reviewed, and readers should not place undue reliance on these forward-looking statements. Except as required by law, the Company undertakes no obligation to revise these statements following the date of this press release.

*****

For additional information contact:
Kevin B. Klotzbach
Chief Financial Officer & Treasurer
Phone: 585.786.1130
Email: KBKlotzbach@five-starbank.com	or

Jordan M. Darrow
Darrow Associates, Inc.
Phone: 631.367.1866
Email: jdarrow@darrowir.com

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

	2013				2012
	December 31,	September 30,	June 30,	March 31,	December 31,

SELECTED BALANCE SHEET DATA:
Cash and cash equivalents	$59,692	99,384	50,927	84,791	60,436
Investment securities:
Available for sale	609,400	583,551	810,549	853,437	823,796
Held-to-maturity	249,785	245,708	17,348	17,747	17,905

Total investment securities	859,185	829,259	827,897	871,184	841,701
Loans held for sale	3,381	2,810	3,423	2,142	1,518
Loans:
Commercial business	265,766	253,925	257,732	259,062	258,675
Commercial mortgage	469,284	449,565	437,515	424,635	413,324
Residential mortgage	113,045	117,624	118,117	126,228	133,520
Home equity	326,086	316,626	306,215	292,225	286,649
Consumer indirect	636,368	618,088	599,586	590,440	586,794
Other consumer	23,070	23,844	24,249	24,700	26,764

Total loans	1,833,619	1,779,672	1,743,414	1,717,290	1,705,726
Allowance for loan losses	26,736	26,685	25,590	25,827	24,714

Total loans, net	1,806,883	1,752,987	1,717,824	1,691,463	1,681,012
Total interest-earning assets (1) (2)	2,705,045	2,613,746	2,576,028	2,567,948	2,522,444
Goodwill and other intangible assets, net	50,002	50,095	50,190	50,288	50,389
Total assets	2,928,636	2,867,517	2,782,303	2,827,658	2,763,865
Deposits:
Noninterest-bearing demand	535,472	542,517	511,802	494,362	501,514
Interest-bearing demand	470,733	519,283	475,448	529,115	449,744
Savings and money market	717,928	757,454	713,459	748,482	655,598
Certificates of deposit	595,923	594,931	623,527	637,538	654,938

Total deposits	2,320,056	2,414,185	2,324,236	2,409,497	2,261,794
Borrowings	337,042	188,146	193,413	139,620	179,806
Total interest-bearing liabilities	2,121,626	2,059,814	2,005,847	2,054,755	1,940,086
Shareholders’ equity	254,839	247,845	244,888	254,930	253,897
Common shareholders’ equity (3)	237,497	230,503	227,494	237,511	236,426
Tangible common equity (4)	187,495	180,408	177,304	187,223	186,037
Unrealized (loss) gain on investment securities, net of tax	$(5,293)	(1,154)	(725)	13,745	16,060
Common shares outstanding	13,829	13,810	13,809	13,804	13,788
Treasury shares	333	352	353	358	374
CAPITAL RATIOS AND PER SHARE DATA:
Leverage ratio	7.63%	7.68	7.59	7.46	7.71
Tier 1 risk-based capital	10.82%	10.94	10.96	10.84	10.73
Total risk-based capital	12.08%	12.19	12.21	12.09	11.98
Common equity to assets	8.11%	8.04	8.18	8.40	8.55
Tangible common equity to tangible assets (4)	6.51%	6.40	6.49	6.74	6.86
Common book value per share	$17.17	16.69	16.47	17.21	17.15
Tangible common book value per share (4)	13.56	13.06	12.84	13.56	13.49

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands, except per share amounts)

			Quarterly Trends
	Years ended		2013				2012
	December 31,		Fourth	Third	Second	First	Fourth
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED INCOME STATEMENT DATA:
Interest income	$98,931	97,567	25,218	24,623	24,342	24,748	25,087
Interest expense	7,337	9,051	1,838	1,820	1,818	1,861	1,999

Net interest income	91,594	88,516	23,380	22,803	22,524	22,887	23,088
Provision for loan losses	9,079	7,128	2,407	2,770	1,193	2,709	2,520

Net interest income after provision
for loan losses	82,515	81,388	20,973	20,033	21,331	20,178	20,568

Noninterest income:
Service charges on deposits	9,948	8,627	2,511	2,728	2,568	2,141	2,526
ATM and debit card	5,098	4,716	1,249	1,283	1,317	1,249	1,348
Broker-dealer fees and commissions	2,345	2,104	428	568	650	699	474
Company owned life insurance	1,706	1,751	431	422	438	415	451
Loan servicing	570	617	118	227	152	73	(28)
Net gain (loss) on sale of loans held for sale	117	1,421	(17)	(101)	35	200	440
Net gain on investment securities	1,226	2,651	2	—	332	892	487
Impairment charge on investment securities	—	(91)	—	—	—	—	—
Net (loss) gain on sale of other assets	(103)	(381)	(142)	—	38	1	(302)
Other	3,926	3,362	1,155	1,042	846	883	887

Total noninterest income	24,833	24,777	5,735	6,169	6,376	6,553	6,283

Noninterest expense:
Salaries and employee benefits	37,828	40,127	9,420	9,473	9,226	9,709	9,562
Occupancy and equipment	12,366	11,419	3,203	2,959	3,035	3,169	3,019
Professional services	3,836	4,133	992	814	1,093	937	890
Computer and data processing	2,848	3,271	643	689	812	704	809
Supplies and postage	2,342	2,497	536	518	608	680	567
FDIC assessments	1,464	1,300	372	367	364	361	343
Advertising and promotions	896	929	220	209	253	214	430
Other	7,861	7,721	2,000	1,980	2,071	1,810	1,921

Total noninterest expense	69,441	71,397	17,386	17,009	17,462	17,584	17,541

Income before income taxes	37,907	34,768	9,322	9,193	10,245	9,147	9,310
Income tax expense	12,377	11,319	2,955	3,029	3,395	2,998	2,978

Net income	25,530	23,449	6,367	6,164	6,850	6,149	6,332

Preferred stock dividends	1,466	1,474	366	365	367	368	369
Net income available to common shareholders	$24,064	21,975	6,001	5,799	6,483	5,781	5,963

FINANCIAL RATIOS AND STOCK DATA:
Earnings per share – basic	$1.75	1.60	0.44	0.42	0.47	0.42	0.44
Earnings per share – diluted	$1.75	1.60	0.43	0.42	0.47	0.42	0.43
Cash dividends declared on common stock	$0.74	0.57	0.19	0.19	0.18	0.18	0.16
Common dividend payout ratio (1)	42.29%	35.63	43.18	45.24	38.30	42.86	36.36
Dividend yield (annualized)	2.99%	3.06	3.05	3.68	3.92	3.66	3.42
Return on average assets	0.91%	0.93	0.88	0.88	0.99	0.90	0.95
Return on average equity	10.10%	9.46	10.03	9.93	10.70	9.75	9.85
Return on average common equity (2)	10.23%	9.53	10.15	10.05	10.86	9.83	9.95
Return on average tangible common equity (3)	13.00%	11.74	12.90	12.88	13.74	12.47	12.66
Efficiency ratio (4)	58.48%	62.87	57.76	56.95	59.38	59.87	58.88
Stock price (Nasdaq: FISI):
High	$26.59	19.52	26.59	21.99	20.66	20.83	19.39
Low	$17.92	15.22	20.14	18.39	17.92	18.51	17.61
Close	$24.71	18.63	24.71	20.46	18.41	19.96	18.63

(1) Common dividend payout ratio equals dividends declared during the period divided by earnings per share for the equivalent period.

(2) Net income available to common shareholders divided by average common equity.

(3) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

(4) Efficiency ratio equals noninterest expense less other real estate expense and amortization of intangible assets as a percentage of net revenue, defined as the sum of tax-equivalent net interest income and noninterest income before net gains and impairment charges on investment securities.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)

(Amounts in thousands)

			Quarterly Trends
	Years ended		2013				2012
	December 31,		Fourth	Third	Second	First	Fourth
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
SELECTED AVERAGE BALANCES:
Federal funds sold and interest-earning deposits	$191	113	94	126	226	320	94
Investment securities (1)	834,213	703,643	849,069	821,561	829,953	836,270	727,735
Loans (2):
Commercial business	256,236	242,100	253,458	256,256	256,332	258,958	250,384
Commercial mortgage	438,821	407,737	460,722	442,178	433,631	418,248	407,168
Residential mortgage	123,277	127,363	118,113	121,462	123,263	130,425	137,586
Home equity	304,868	257,537	320,872	309,970	299,230	288,993	282,831
Consumer indirect	604,148	533,589	627,557	605,286	595,235	588,068	576,519
Other consumer	24,089	25,058	23,132	23,641	24,080	25,535	27,043

Total loans	1,751,439	1,593,384	1,803,854	1,758,793	1,731,771	1,710,227	1,681,531
Total interest-earning assets	2,585,843	2,297,140	2,653,017	2,580,480	2,561,950	2,546,817	2,409,360
Goodwill and other intangible assets, net	50,201	43,399	50,058	50,153	50,249	50,350	50,879
Total assets	2,803,825	2,519,258	2,860,733	2,784,580	2,789,104	2,780,209	2,650,502
Interest-bearing liabilities:
Interest-bearing demand	488,047	423,096	501,753	466,889	489,047	494,654	464,094
Savings and money market	727,737	586,329	757,868	719,452	739,328	693,684	671,295
Certificates of deposit	621,455	693,353	599,971	603,434	635,583	647,551	685,318
Borrowings	190,310	121,735	208,338	207,491	153,626	191,412	69,335

Total interest-bearing liabilities	2,027,549	1,824,513	2,067,930	1,997,266	2,017,584	2,027,301	1,890,042
Noninterest-bearing demand deposits	509,383	430,240	526,146	527,438	501,354	481,909	487,434
Total deposits	2,346,622	2,133,018	2,385,738	2,317,213	2,365,312	2,317,798	2,308,141
Total liabilities	2,551,139	2,271,259	2,608,815	2,538,377	2,532,197	2,524,377	2,394,687
Shareholders’ equity	252,686	247,999	251,918	246,203	256,907	255,832	255,815
Common equity (3)	235,290	230,527	234,576	228,827	239,500	238,373	238,344
Tangible common equity (4)	$185,089	187,128	184,518	178,674	189,251	188,023	187,465
Common shares outstanding:
Basic	13,739	13,696	13,754	13,745	13,739	13,717	13,707
Diluted	13,784	13,751	13,817	13,787	13,767	13,767	13,761
SELECTED AVERAGE YIELDS:
(Tax equivalent basis)
Federal funds sold and interest-earning deposits	0.19%	0.29	0.16	0.15	0.19	0.21	0.60
Investment securities	2.41%	2.66	2.46	2.42	2.38	2.39	2.56
Loans	4.65%	5.09	4.55	4.59	4.65	4.83	4.98
Total interest-earning assets	3.93%	4.35	3.88	3.90	3.91	4.03	4.25
Interest-bearing demand	0.15%	0.14	0.16	0.18	0.14	0.11	0.13
Savings and money market	0.13%	0.17	0.14	0.14	0.13	0.13	0.14
Certificates of deposit	0.79%	0.99	0.77	0.77	0.79	0.82	0.86
Borrowings	0.39%	0.48	0.38	0.38	0.40	0.40	0.76
Total interest-bearing liabilities	0.36%	0.50	0.35	0.36	0.36	0.37	0.42
Net interest rate spread	3.57%	3.85	3.53	3.54	3.55	3.66	3.83
Net interest rate margin	3.64%	3.95	3.61	3.62	3.63	3.73	3.92

(1) Includes investment securities at adjusted amortized cost and non-performing investment securities.

(2) Includes nonaccrual loans.

(3) Excludes preferred shareholders’ equity.

(4) See Appendix A – Non-GAAP to GAAP Reconciliation for the computation of this Non-GAAP measure.

FINANCIAL INSTITUTIONS, INC.
Selected Financial Information (Unaudited)
(Amounts in thousands)

	2013				2012
	December 31,	September 30,	June 30,	March 31,	December 31,

ASSET QUALITY DATA:
Allowance for Loan Losses
Beginning balance	$26,685	25,590	25,827	24,714	24,301
Net loan charge-offs (recoveries):
Commercial business	328	104	87	202	139
Commercial mortgage	369	(87)	(37)	(11)	277
Residential mortgage	118	22	72	145	22
Home equity	8	14	(20)	232	119
Consumer indirect	1,416	1,465	1,170	913	1,367
Other consumer	117	157	158	115	183

Total net charge-offs	2,356	1,675	1,430	1,596	2,107
Provision for loan losses	2,407	2,770	1,193	2,709	2,520

Ending balance	$26,736	26,685	25,590	25,827	24,714

Supplemental information
Period end loans:
Originated loans	$1,785,599	1,728,453	1,688,392	1,657,431	1,641,197
Acquired loans	48,020	51,219	55,022	59,859	64,529

Total loans	$1,833,619	1,779,672	1,743,414	1,717,290	1,705,726

Allowance for loan losses to total loans	1.46%	1.50	1.47	1.50	1.45
Allowance for loan losses for originated
loans to originated loans	1.50%	1.54	1.52	1.56	1.51
Net charge-offs (recoveries) to average loans (annualized):
Commercial business	0.51%	0.16	0.14	0.32	0.22
Commercial mortgage	0.32%	-0.08	-0.03	-0.01	0.27
Residential mortgage	0.41%	0.07	0.24	0.45	0.06
Home equity	0.01%	0.02	-0.03	0.33	0.17
Consumer indirect	0.90%	0.96	0.79	0.63	0.94
Other consumer	2.01%	2.63	2.63	1.83	2.68
Total loans	0.52%	0.38	0.33	0.38	0.50
Non-performing loans:
Commercial business	$3,474	4,078	5,043	5,616	3,413
Commercial mortgage	9,663	2,835	3,073	2,767	1,799
Residential mortgage	1,078	1,337	1,423	1,759	2,040
Home equity	925	911	699	598	939
Consumer indirect	1,471	1,161	1,035	1,007	891
Other consumer	11	16	22	19	43

Total non-performing loans	16,622	10,338	11,295	11,766	9,125
Foreclosed assets	333	424	415	371	184
Non-performing investment securities	128	128	207	343	753

Total non-performing assets	$17,083	10,890	11,917	12,480	10,062

Total non-performing loans to total loans	0.91%	0.58	0.65	0.69	0.53
Total non-performing loans to originated loans	0.93%	0.60	0.67	0.71	0.56
Total non-performing assets to total assets	0.58%	0.38	0.43	0.44	0.36
Allowance for loan losses to non-performing loans	161%	258	227	220	271

FINANCIAL INSTITUTIONS, INC.
Appendix A — Non-GAAP to GAAP Reconciliation (Unaudited)
(In thousands, except per share amounts)

	Years ended		2013				2012
	December 31,		Fourth	Third	Second	First	Fourth
	2013	2012	Quarter	Quarter	Quarter	Quarter	Quarter
Ending tangible assets:
Total assets			$2,928,636	2,867,517	2,782,303	2,827,658	2,763,865
Less: Goodwill and other intangible assets, net			50,002	50,095	50,190	50,288	50,389

Tangible assets (non-GAAP)			$2,878,634	2,817,422	2,732,113	2,777,370	2,713,476

Ending tangible common equity:
Common shareholders’ equity			$237,497	230,503	227,494	237,511	236,426
Less: Goodwill and other intangible assets, net			50,002	50,095	50,190	50,288	50,389

Tangible common equity (non-GAAP)			$187,495	180,408	177,304	187,223	186,037

Tangible common equity to tangible assets (non-GAAP) (1)			6.51%	6.40	6.49	6.74	6.86
Common shares outstanding			13,829	13,810	13,809	13,804	13,788
Tangible common book value per share (non-GAAP) (2)			$13.56	13.06	12.84	13.56	13.49
Average tangible common equity:
Average common equity	$235,290	230,527	234,576	228,827	239,500	238,373	238,344
Average goodwill and other intangible assets, net	50,201	43,399	50,058	50,153	50,249	50,350	50,879
Average tangible common equity (non-GAAP)	$185,089	187,128	184,518	178,674	189,251	188,023	187,465

Return on average tangible common equity (3)	13.00%	11.74	12.90	12.88	13.74	12.47	12.66
Net operating income:
Net income	$25,530	23,449	6,367	6,164	6,850	6,149	6,332
Branch acquisition expenses, net of tax (4)	—	1,966	—	—	—	—	—
CEO retirement expenses, net of tax (4)	—	1,670	—	—	—	—	—
Net operating income (non-GAAP)	$25,530	27,085	6,367	6,164	6,850	6,149	6,332

Net operating income available to common shareholders:
Net income available to common shareholders	$24,064	21,975	6,001	5,799	6,483	5,781	5,963
Branch acquisition expenses, net of tax (4)	—	1,966	—	—	—	—	—
CEO retirement expenses, net of tax (4)	—	1,670	—	—	—	—	—
Net operating income available to common
shareholders (non-GAAP)	$24,064	25,611	6,001	5,799	6,483	5,781	5,963

Financial ratios computed on an operating basis (Non-GAAP):
Earnings per share – basic	$1.75	1.87	0.44	0.42	0.47	0.42	0.44
Earnings per share – diluted	$1.75	1.86	0.43	0.42	0.47	0.42	0.43
Return on average assets	0.91%	1.08	0.88	0.88	0.99	0.90	0.95
Return on average equity	10.10%	10.92	10.03	9.93	10.70	9.75	9.85
Return on average common equity	10.23%	11.11	10.15	10.05	10.86	9.83	9.95
Return on average tangible common equity	13.00%	13.69	12.90	12.88	13.74	12.47	12.66

(1) Tangible common equity divided by tangible assets.

(2) Tangible common equity divided by common shares outstanding.

(3) Annualized net income divided by average tangible common equity.

(4) Tax effect is calculated assuming a 35% effective tax rate.